Exhibit 10.72

                                                CONFIDENTIAL TREATMENT REQUESTED

                        AGREEMENT FOR SUPPLY OF MATERIAL

This AGREEMENT FOR SUPPLY OF MATERIAL (the "Agreement"), among

         Connaught Laboratories Limited, a Pasteur Merieux Connaught company, incorporated under the laws of Ontario, Canada with offices at 1755 Steeles Avenue West, Toronto, Ontario, Canada M2R 3T4, ("PMC")

and

         ImClone Systems Incorporated, a company existing and organized under the laws of Delaware, USA with offices at 180 Varick Street, New York, NY, USA 10014, ("ImClone")

and

         Merck KGaA, a company incorporated under the laws of Germany with offices at Frankfurter Strasse 250, 64271 Darmstadt, Germany, ("Merck")

is effective as of this 1st day of January, 1997 ("Effective Date"), with respect to the following facts and circumstances:

         WHEREAS PMC has a proprietary interest in and manufactures and sells a product known as BCG vaccine, consisting of BCG in vaccine formulation with its accompanying diluent in a 10-dose vial presentation (hereinafter the "BCG Material"); and

         WHEREAS ImClone and Merck severally have a proprietary interest in a monoclonal anti-idiotypic antibody known as BEC2 (hereinafter "BEC2") and jointly are performing clinical and pre-clinical research relating to the treatment and/or prophylaxis of certain human cancers by administration of the BEC2; and

         WHEREAS ImClone and Merck intend to administer a combination therapy of BEC2 and BCG Material to certain patients with small cell lung carcinoma ("SCLC") in a multi-national Phase III clinical trial being conducted in Europe, Australia and the United States (hereinafter the "SILVA Trial") pursuant to the protocol(s) and investigators' brochure(s) (hereinafter the "Clinical Trial Protocol") attached hereto as Exhibit "A"; and

         WHEREAS, ImClone and Merck may administer a combination therapy of BEC2 and BCG Material to other patients in such additional clinical trials that are necessary or advisable in the sole discretion of ImClone and Merck in connection with or in furtherance of the SILVA Trial (the "Additional Clinical Trials"); and

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         WHEREAS  ImClone and Merck are  interested  in securing a supply of the
BCG Material to be administered with BEC2 in the SILVA Trial and any such Additional Clinical Trials, and PMC is willing to supply the BCG Material to ImClone and Merck on the terms set forth herein.

         NOW THEREFORE, in consideration of the foregoing and for other good and
valuable  consideration,   the  receipt  and  sufficiency  of  which  is  hereby
acknowledged, the parties hereby agree as follows:

1.       Trials to be Conducted; Status of Recipient

         ImClone and Merck are conducting the SILVA Trial and any Additional Clinical Trials together, and will receive supplies of the BCG Material together or independently for the sole purpose of conducting the SILVA Trial and the Additional Clinical Trials (the SILVA Trial and the Additional Clinical Trials are collectively referred to herein as the "Clinical Trials"). ImClone and Merck shall be referred to for the purposes herein as the "Recipient" and the term so used shall mean ImClone and Merck together or either of them. ImClone and Merck shall be jointly and severally liable in respect of the obligations set forth in this Agreement, except as specifically noted hereinbelow.

2.       Supply and Acceptance of Delivery

         2(a).    Quantities of the BCG Material

         Subject to the terms of this Agreement and during the [ *** ] following the Effective Date (hereinafter the "Supply Period"), PMC shall supply to the Recipient, and the Recipient shall accept delivery from PMC of, the BCG Material for use in and during the Clinical Trials on the following dates, in the following quantities and with the following expiry dating:

                           (i)      [ *** ]

                           (ii)     [ *** ]

                           (iii)    [ *** ]

                           (iv)     [ *** ]

                           (A)      [ *** ]

                           (B)      [ *** ]

                           (C)      [ *** ]

                           (D)      [ *** ]

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           [ *** ]

         2(b).    Cost of Supply

                  [ ***]

         2(c).    Delivery;  Risk of Loss

                  At Recipient's cost, PMC shall deliver or arrange for the delivery of the BCG Material to Recipient, FOB at a point or points of destination selected by Recipient, to a reputable carrier. Prior to any delivery, Recipient shall forward import permits or other documents, as required for shipment, to PMC to the attention of Ms. Joy Rennick, Logistics Coordinator, (facsimile: 416-667-2275). Upon delivery of the BCG Material, Recipient shall assume all risk of loss or damage for the BCG Material so delivered. All temperature monitoring devices shall be returned by Recipient to PMC to the attention of Ms. Rennick.

         2(d).    Technical Services Assistance

                  Upon the reasonable request by Recipient, and in consideration of payment by ImClone of PMC's costs and services fees at a rate of [ *** ] for regulatory/logistics personnel, PMC shall make, and has made, available its clinical/medical and regulatory/logistics personnel (at their usual place of employment or by telephone) to provide reasonable levels of technical assistance to the Recipient in connection with PMC's Regulatory Manufacturing Documentation for the BCG Material or in connection with the Recipient's Regulatory Filings required for the Clinical Trials. ImClone shall pay PMC, by no later than July 15, 1998, the amount of [ *** ], representing the sum of:

                  (i)      [   ***  ]

                  (ii)     [   ***  ]

                  (iii)    [   ***  ]

                  (iv)     [   ***  ]

                  ImClone agrees to pay for any further technical services provided by PMC and tests conducted by or on behalf of PMC, in connection with this Agreement or the Clinical Trials, at the hourly rates agreed to herein and the costs to PMC of any such tests. The parties agree that the currency for payment shall be Canadian dollars.

         2(e).    Negotiations for Future Commercial Supply

                  In the event that the Recipient wishes to seek registration for the combination therapy of BEC2 and BCG Material, Recipient shall notify PMC in writing. PMC and the Recipient agree that within sixty (60) days of said written notice from the Recipient, the parties

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shall  initiate  good faith  negotiations  toward the  securing of a  commercial supply agreement for the purchase by Recipient of BCG Material with terms satisfactory to both parties, including without limitation, purchase price. Failure to reach such agreement during the Term within twelve months (12) of initiation of negotiations, or as of such earlier time when it is clear that the parties cannot reach such agreement, shall be grounds for termination of this Agreement by either PMC or Recipient, upon thirty (30) days written notice to the other.

3.       Preparation and Conduct of the SILVA Trial

         3(a).    Regulatory Filings;  Manufacturing Regulatory Documentation

                  At Recipient's sole cost, Recipient shall file and be the owner of record for all Regulatory Filings developed by the Recipient relating to the Clinical Trials. "Regulatory Filing" shall mean a filing with a regulatory agency, for example, the US Food and Drug Administration ("FDA"), that concerns the Clinical Trials. Recipient owns and shall retain all right, title and interest in and to BEC2 (and any improvements, progeny, derivatives or related materials thereof) and the Regulatory Filings. PMC shall permit the Recipient to cross-reference PMC's Product License Application Supplement and Drug Master File for BCG Material and/or otherwise excerpt portions of or describe PMC's Product License Application Supplement and Drug Master File in the Regulatory Filings, to enable the Recipient to complete Regulatory Filings required for the Clinical Trials. Notwithstanding the foregoing, the parties agree that despite Recipient's cross-referencing PMC's Product License Application Supplement and Drug Master File for BCG Material and/or otherwise excerpting portions of or describing PMC's Product License Application Supplement and Drug Master File in the Regulatory Filings, PMC owns, and shall retain all right, title and interest in and to the BCG Material (and any improvements, progeny, derivatives or related materials thereof) and the Manufacturing Regulatory Documentation. "Manufacturing Regulatory Documentation" shall mean a Product License Application, Drug Master File or any other regulatory filing or documentation owned, developed, submitted or prepared by or on behalf of PMC and filed with appropriate regulatory authorities that contains information concerning the BCG Material, including but not limited to information concerning the BCG Material contained in the Regulatory Filings which is excerpted from or describes PMC's Product License Application or Drug Master File or other regulatory filing by or on behalf of PMC which concerns the BCG Material, which information, Recipient agrees and undertakes, shall be deemed and treated as Confidential Information. All non-public information provided by one party to the other in preparing Regulatory Filings and the Manufacturing Regulatory Documentation shall be deemed to be Confidential Information of the disclosing party for the purposes of this Agreement.

         3(b).    Protocols for Clinical Trials; Results

                  At Recipient's sole cost, Recipient shall be responsible for the design, implementation, and evaluation of any human clinical studies used to obtain clinical data for use in preparing Regulatory Filings related to the Clinical Trials. Recipient shall conduct the Clinical Trials in compliance with current Good Clinical Practices ("cGCP") pursuant to FDA regulations. Recipient, at its sole cost, shall provide PMC with a complete copy of the protocols

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and  investigators'  brochures for the Clinical Trials, as well as copies of all reports, abstracts and publications (subject to Section 5(c) herein) concerning the data and results of the Clinical Trials. All right, title and interest in and to the data and results of the Clinical Trials shall vest in Recipient; provided that any information relating to the BCG Material shall remain the sole property of PMC.

         3(c).    Adverse Reaction Reporting

                  Recipient shall promptly notify PMC of any serious adverse reactions which result from the conduct of the Clinical Trials on the same basis that such reporting is made to the appropriate regulatory authorities. Such notices shall be sent by Recipient to PMC to the attention of Mrs. Doris Rudert-Dolby, Supervisor, Regulatory Affairs (facsimile: 416-667-2912). For this purpose, it is understood that an adverse reaction is subject to expedited reporting to appropriate regulatory authorities if such adverse reaction constitutes an "unexpected adverse reaction" and if the minimum criteria for expedited reporting are met (as such criteria are set forth in the ICH Topic E2A: Clinical Safety Data Management - Definitions and Standards for Expedited Reporting, June 1, 1995). An "unexpected adverse reaction" is one the nature or severity of which is not consistent with the information in the relevant source document (i.e., the most recent version of the investigators' brochure). It is further understood that "SCLC-related Deaths" are the end-points of the SILVA Trial and are, therefore, not subject to expedited reporting.

         3(d). PMC's Notice in Connection With Actions by Regulatory Authorities

                  PMC shall promptly notify Recipient of any threatened or pending actions by regulatory authorities which may reasonably be believed to affect the safety or efficacy claims of the BCG Material or to affect the supply commitment contained in this Agreement. Any form of such notice that is not in writing shall be promptly followed by notice in writing.

         3(e). Recipient's Notice in Connection With Actions by Regulatory
                 Authorities

                  Recipient shall promptly notify PMC of any threatened or pending actions by regulatory authorities which may reasonably be believed to affect the safety or efficacy claims of BEC2 or of the combination therapy of BEC2 and BCG Material or to affect the Clinical Trials. Any form of such notice that is not in writing shall be promptly followed by notice in writing.

         3(f).    Recipient's Provision of Updated Investigators' Brochure

                  For the purpose of keeping PMC apprised of the status of the Clinical Trials, Recipient shall provide to PMC a copy of all updated investigators' brochures which Recipient is required to file with the FDA or other regulatory agency anywhere.

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4.       Availability and Manufacture of BCG Material and of BEC2

         4(a).    BCG Material for Clinical Trials

                  During the Supply Period, PMC shall supply the BCG Material in the quantities and according to the terms set forth in Sections 2(a)(i), (ii),
(iii) and (iv); provided, however, that with respect to the quantities and terms set forth in Section 2(a)(iii) and (iv), PMC shall only be required to use reasonable commercial efforts to make available to Recipient such BCG Material as may be requested for the Additional Clinical Trials. With respect to the BCG Material requested pursuant to Sections 2(a)(iii) and 2(a)(iv), in the event of Force Majeure or of supply shortage or production constraint, PMC shall allocate the available quantities of BCG Material among PMC, its affiliates, customers and distributors, including Recipient, in a commercially reasonable manner. Each lot of BCG Material released to the Recipient for the Clinical Trials shall be manufactured in compliance with current Good Manufacturing Practices ("cGMP") pursuant to FDA regulations and according to manufacturing information in the Manufacturing Regulatory Documentation. PMC shall, or shall cause a third party to, perform quality control testing of the BCG Material released to the Recipient to establish compliance with any release specifications required by the Manufacturing Regulatory Documentation.

         4(b).    BEC2 for Clinical Trials

                  During the Term, Recipient shall use reasonable commercial efforts to have sufficient quantities of BEC2 for use in the Clinical Trials. In the event of Force Majeure or of supply shortage or production constraint, Recipient shall notify PMC as soon as possible so as to permit PMC to allocate the above-noted quantities of BCG Material among PMC, its affiliates, customers and distributors at PMC's sole discretion. Each lot of BEC2 released by Recipient for the Clinical Trials shall be manufactured in compliance with cGMP pursuant to FDA regulations and according to manufacturing information in the Regulatory Filings. Recipient shall, or shall cause a third party to, perform quality control testing of BEC2 to establish compliance with any release specifications required by the Regulatory Filings.

         4(c).    BCG Material Specifications

                  PMC shall provide BCG Material to the Recipient in the available vialed formulations and vial sizes specified in the then current Manufacturing Regulatory Documentation. PMC shall have no obligation under this Agreement to develop any other vial sizes or formulations of BCG Material for the Recipient. PMC shall use reasonable commercial efforts to maintain the integrity and consistency of all specifications applicable to BCG. In the event that PMC deems it necessary to revise any specifications, procedures or Manufacturing Regulatory Documentation applicable to BCG Material, PMC shall provide reasonable advance notice of any such revision to the Recipient for the sole purpose of permitting Recipient to revise the Clinical Trial Protocol or Regulatory Filings, as required. All specification changes that result in procedures or limits that exceed or differ from those set forth in the Manufacturing Regulatory Documentation shall be submitted to the FDA before being implemented to the extent the FDA so requires such submission.

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         4(d).    Documentation

                  Upon acceptance by Recipient of delivery of the BCG Material, PMC shall provide the Recipient with a Certificate of Analysis applicable to each lot of BCG Material delivered to the Recipient. Complete batch records and sufficient retention samples for the BCG Material delivered to the Recipient shall be maintained at PMC for inspection at any time by the Recipient at PMC's place of business upon reasonable prior written notice to PMC. Any confidential or proprietary information of PMC or of its affiliates contained in such records or samples shall be deemed to be Confidential Information of PMC.

         4(e).    PMC Facility Audits

                  Upon reasonable prior written notice to PMC, the Recipient may (but shall not be required to) have its representatives, acting reasonably, audit PMC's production of the BCG Material to be used in the Clinical Trials for compliance with cGMP; provided however that such representatives shall have first signed a confidentiality agreement with PMC. Recipient and its representatives shall comply with all applicable health, safety, environmental and security laws and with PMC's policies and procedures while present at PMC's facilities.

         4(f).    Recall or Withdrawals

                  In the event that a party is notified of a recall or withdrawal of BEC2 or of the BCG Material in any country, or believes such recall or withdrawal is necessary, it shall immediately notify the other parties. The parties will consult on the necessity of, and appropriate actions and mutually acceptable procedures to be taken in connection with, a recall or withdrawal. If such recall or withdrawal is undertaken, the parties shall cooperate in taking all reasonable and appropriate action necessary to complete such recall or withdrawal in a timely fashion.

5.       Confidentiality and Disclosure

         5(a).    General Obligations of Confidentiality

                  For a period of ten (10) years  following  any  disclosure  of
Confidential Information hereunder, the Recipient and PMC shall maintain in confidence the respective Confidential Information received or obtained from the other, and use such Confidential Information solely for the purposes contemplated and permitted by this Agreement. Each party shall maintain communications to the other parties in confidence. Each party acknowledges that all Confidential Information exchanged or developed hereunder shall be owned by the transferor and shall continue to be owned by the transferor following transfer. "Confidential Information" shall mean any and all confidential or proprietary information owned by PMC (or its affiliates) or by the Recipient or either of ImClone or Merck (or their affiliates) that is provided to the other parties. Confidential Information shall not be deemed to include information that:

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                  (i) is or  becomes  known  publicly  through  no  fault of the receiving party;

                  (ii) is learned by the receiving party from a third party entitled to disclose it;

                  (iii) is developed by the receiving party independently of information obtained from the disclosing party as shown by the receiving party's written records;

                  (iv) is already known to the receiving party before receipt from the disclosing party, as shown by prior written records; or

                  (v) is released with the prior written consent of the disclosing party.

         5(b).    Permitted Disclosures

                  Notwithstanding Section 5(a) hereof, PMC and the Recipient shall, upon prior written notice to the other parties and only to the extent necessary, have the right to disclose the other parties' Confidential Information to regulatory or government agencies for the purposes of preparing or supplementing any Regulatory Filing or Manufacturing Regulatory Documentation, as applicable, or of otherwise assisting in securing institutional or government approval to clinical test the BCG Material, or as required by law within each country where the Clinical Trials are being conducted.

         5(c).    Publications

                  The parties acknowledge that the data and results arising from the Clinical Trials should be published and presented except to the extent where such publication or presentation would be reasonably expected to materially diminish the commercial value of the BCG Material, or to affect the patentability of the BCG Material or any improvements thereof. The parties further acknowledge that the Clinical Trials are multi-centre studies. Recipient undertakes and shall ensure that the data and results arising from the Clinical Trials shall not be published or presented by Recipient, by the coordinating investigators or by other participating individuals or entities, until such time as the Clinical Trials are completed and the data and results are analyzed thereafter. Upon completion of the SILVA Trial, Recipient shall ensure that a cooperative clinical administrative body, comprising the coordinating investigators, shall prepare a report which will include a statistical analysis and an appraisal of the final data and results from a medical viewpoint. Interim publication or presentation of the Clinical Trials would include only demographic data, for publicity purposes. Any publication, abstract or presentation, whether verbal or written, of such data, results or report, or excerpts or interpretations thereof, shall be submitted by Recipient to PMC for review, pursuant to the following conditions:

                  (i) Recipient shall ensure that any article, paper, manuscript, report, data, results, abstract, poster or notes shall not be published or presented until the completion of the SILVA Trial and after analysis of the final results of the SILVA Trial;

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                  (ii)  Recipient  shall  ensure  that any such  publication  or presentation acknowledges the contribution of the parties and their employees, representatives or consultants as co-authors or as otherwise appropriate; and

                  (iii) Recipient shall ensure that the publishing party deliver to PMC, at least sixty (60) days in advance of any such publication or presentation, any article, paper, manuscript, report, data, results, abstract, poster or notes proposed to be published or presented, in order to permit PMC, acting reasonably:

                        (A) to apply for patents or make such other filings or registrations as deemed advisable,

                        (B) to object to any part of such proposed publication or presentation on the basis that it would be reasonably expected to materially diminish the value of the BCG Material and information related thereto,

                        (C) to require that any Confidential Information be deleted from any such proposed publication or presentation, or

                        (D)   to   revise   such   proposed    publication    or
                  presentation accordingly.

Recipient undertakes and shall ensure that similar publication and presentation procedures will be established for any Additional Clinical Trials.

         5(d).    Use of Names or Trademarks

                  The parties shall not originate any press release concerning the entering into of this Agreement or the subject matter hereof without the prior written approval of the other parties, which approval shall not be unreasonably withheld. The parties shall not have the right to use the name or any trade name or trademark of the other parties without prior written approval. Reference to the existence of this Agreement may be made in the regular course of business of the parties in informational disclosures describing the business of the parties, upon prior written notice to the other parties.

6.       Warranties and Representations

         6(a). Warranties and Representations of PMC.

                  Subject to Section 7(a), PMC represents and warrants to the Recipient that:

                  (i) PMC is a corporation duly organized, validly existing and in good standing and has all necessary corporate power to enter into and perform its obligations under this Agreement;

                  (ii) the execution, delivery and performance of this Agreement by PMC have been duly authorized and approved by all necessary corporate action, and the Agreement is binding

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upon and  enforceable  against  PMC in  accordance  with its terms  (subject  to bankruptcy and similar laws affecting the rights of creditors generally);

                  (iii) each lot of the BCG Material delivered to the Recipient for the Clinical Trials shall be manufactured, tested and released in compliance with cGMP and the applicable Manufacturing Regulatory Documentation; and

                  (iv) any documentation provided to the Recipient by PMC concerning the BCG Material or Manufacturing Regulatory Documentation shall be accurate to the best of PMC's knowledge and ability.

         6(b).    Warranties and Representations of the Recipient

                  Recipient and each of ImClone and Merck represents and warrants to PMC that:

                  (i) Recipient consist of corporations duly organized, validly existing and in good standing and have all necessary corporate power to enter into and perform their obligations under this Agreement;

                  (ii) the execution, delivery and performance of this Agreement by the Recipient have been duly authorized and approved by all necessary corporate action, and the Agreement is binding upon and enforceable against the Recipient in accordance with its terms (subject to bankruptcy and similar laws affecting the rights of creditors generally);

                  (iii) Recipient shall use BCG Material in compliance with all applicable laws and regulations and shall conduct the Clinical Trials in compliance with cGMP and cGCP;

                  (iv) Recipient is not aware of any special or unusual hazards that would arise as a result of the combination of BEC2 and BCG Material for the Clinical Trials to be conducted by Recipient;

                  (v) each lot of BEC2 for the Clinical Trials shall be manufactured, tested and released in compliance with cGMP and the applicable Regulatory Filings; provided that, in connection with such release only, each of ImClone and Merck provides such warranty and representation with respect to the territories in which they respectively are responsible for the conduct of the Clinical Trials;

                  (vi) any documentation concerning the Clinical Trials, BEC2 or Regulatory Filings shall be accurate to the best of Recipient's knowledge and ability; and

                  (vii) Recipient does not guarantee any particular results from the conduct of the Clinical Trials.

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7.       Limitation of Liability; Indemnification

         7(a).    Limitation of Liability

                  PMC has limited knowledge or awareness of, and has no control over, the manner in which the Recipient intends to use the BCG Material. PMC shall not be liable for any losses, damages, costs or expenses of any nature incurred or suffered by the Recipient or by a third party, arising out of any dispute or other claims or proceedings (including, without limitation, product liability claims and claims by a third party alleging infringement of its intellectual property rights by the use or sale of BCG Material), made or brought as a result of the Clinical Trials or against the Recipient, nor shall PMC be responsible in any way for dealing with any such disputes, claims or proceedings, except to the extent that any such dispute, claim or proceeding arises from (a) a breach by PMC of any warranty set forth in Section 6(a) hereof, or (b) any failure by PMC to manufacture, test, document or release the BCG Material in compliance with cGMP and the applicable Manufacturing Regulatory Documentation. PMC shall not be responsible for any interruption in supply that is caused by Force Majeure. EXCEPT AS SET FORTH IN SECTION 6(a) HEREOF, PMC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, OF FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT OF THIRD PARTY PATENTS. PMC SHALL NOT BE LIABLE FOR ANY LOSS, CLAIM, DAMAGE, EXPENSE OR LIABILITY, OF ANY KIND OR NATURE, WHICH MAY ARISE FROM OR IN CONNECTION WITH THIS AGREEMENT OR WITH THE CLINICAL TRIALS OR FROM THE USE, HANDLING OR STORAGE OF BCG MATERIAL, BEC2 OR THEIR ANCILLARY MATERIALS BY RECIPIENT OR BY ANY AFFILIATES, EMPLOYEES, AGENTS, CONTRACTORS, INVESTIGATORS OR REPRESENTATIVES OF RECIPIENT. NO PARTY TO THIS AGREEMENT SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTIES ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

         7(b).    Recipient's Right to Indemnification

                  PMC hereby agrees to indemnify, defend and hold harmless Recipient and its affiliates, officers, directors, employees and representatives (collectively, the "Recipient's Indemnitees") from and against any liabilities, claims, damages, costs, expense (including reasonable attorneys' fees), and actions (collectively, "Claims") arising out of or resulting from (i) the failure by PMC to manufacture, test, document or release the BCG Material in compliance with cGMP and the applicable Manufacturing Regulatory Documentation or (ii) the breach by PMC or PMC's Indemnitees of any of its obligations or warranties hereunder, except to the extent that any such Claims arise out of, are based upon or result from the gross negligence or willful misconduct of Recipient or Recipient's Indemnitees or a breach by Recipient or Recipient's Indemnitees of any of Recipient's obligations or warranties under this Agreement or under the Clinical Trial Protocol or Regulatory Filings. Recipient shall promptly notify PMC of any Claims, upon becoming aware thereof, and permit PMC at PMC's cost to defend against such Claims and shall cooperate with PMC in the defense thereof. Recipient shall not enter into, or permit, any settlement of any such Claims without the express written consent of PMC.

*** Confidential Treatment Requested

Recipient may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of PMC and will cooperate with PMC or its insurer in the disposition of any such matter.

         7(c).    PMC's Right to Indemnification

                  Recipient hereby agrees to indemnify, defend and hold harmless PMC and its affiliates, officers, directors, employees and representatives (collectively, "PMC's Indemnitees") from and against any liabilities, claims, damages, costs, expense (including reasonable attorneys' fees), and actions (collectively, "Claims") arising out of or resulting from (i) the Clinical Trials, (ii) the failure by Recipient to manufacture, test, document or release BEC2 in compliance with cGMP and the applicable Regulatory Filings, (iii) the breach by Recipient or Recipient's Indemnitees of any of Recipient's obligations or warranties under this Agreement or under the Clinical Trial Protocol or Regulatory Filings, (iv) the possession, processing, shipment, storage, handling, administration or disposal of any BCG Material supplied to Recipient hereunder, or (v) the possession, manufacture, sale, use, distribution, processing, shipment, storage, handling, administration or disposal of BEC2 by Recipient whether or not any BCG Material is combined thereto, except to the extent that any such Claims arise out of, are based upon or result from the gross negligence or willful misconduct of PMC or PMC's Indemnitees or a breach by PMC or PMC's Indemnitees of any of PMC's obligations or warranties under this Agreement. PMC shall promptly notify Recipient of any Claims, upon becoming aware thereof, and permit Recipient at Recipient 's cost to defend against such Claims and shall cooperate with Recipient in the defense thereof. PMC shall not enter into, or permit, any settlement of any such Claims without the express written consent of Recipient. PMC may, at its option and expense, have its own counsel participate in any proceeding that is under the direction of Recipient and will cooperate with Recipient or its insurer in the disposition of any such matter.

         7(d).    Recipient's Insurance

                  Each of ImClone and Merck shall obtain and maintain separate product liability insurance and clinical trial liability insurance (naming PMC either as an additional insured or policy beneficiary), with an acceptable insurer, in the minimum amount of US$10,000,000 per occurrence. Such insurance may not be cancelled or terminated except upon thirty (30) days' prior written notice to PMC. Such insurance shall be obtained and maintained at the sole cost and expense of ImClone and Merck. From time to time, at the request of PMC, ImClone and Merck will cause certificates of such insurance to be provided to PMC evidencing compliance with their respective obligations set forth herein.

*** Confidential Treatment Requested

8.       Term and Termination

         8(a).    Expiration

                  This Agreement shall commence on the Effective Date and shall terminate six (6) months after the expiration of the Supply Period, unless earlier terminated as provided in Sections 8(b), (c) and (d) hereof (the "Term").

         8(b).    Termination by Any Party

                  Any party shall have the right to terminate this Agreement, immediately upon written notice of termination to the other parties in the event that:

                  (i) a party fails to perform or observe or otherwise breaches any of its material obligations under this Agreement and such failure or breach continues unremedied for a period of sixty (60) days after receipt by the breaching party of a written notice thereof from the non-breaching party; and

                  (ii) a proceeding or case shall be commenced without the application or consent of the other party and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and continue unstayed and in effect, for a period of forty-five (45) days from and after the date service of process is effected upon the other party, seeking (A) the other party's liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidation or the like of the other party or of all or any substantial portion of their assets, or (C) similar relief in respect of the other party under any law relating to bankruptcy, insolvency, reorganization, winding-up or the composition or readjustment of debts.

         8(c).    Termination due to Cessation of Clinical Trials

                  In the event Recipient in its sole discretion ceases the Clinical Trials, and so advises PMC in writing in advance, either Recipient or PMC may terminate this Agreement upon thirty (30) days prior written notice to the other parties.

         8(d).    Termination in Connection With Further Negotiation

                  This Agreement may be terminated by the Recipient or PMC in connection with the failure, during the Term, to enter into a separate agreement for future commercial supply of BCG Material, as further set forth in Section 2(e) hereof.

         8(e).    Effects of Termination

                  In the event of any termination of this Agreement, all amounts previously invoiced and unpaid or owed to PMC shall be due and payable by Recipient on the date of termination. Following termination of the Agreement, the Recipient shall return to PMC or

*** Confidential Treatment Requested
destroy, at PMC's option, any quantities of BCG Material. The parties agree that: (i) the provisions of Section 2(e), Article 3 and Article 6 shall survive the termination or expiration of this Agreement; (ii) the provisions of Article 5 hereof shall survive the termination or expiration of this Agreement for the term specified in that Article; and (iii) the provisions of Article 7 hereof shall survive termination or expiration of this Agreement only with respect to Claims that arose from acts or circumstances that occurred prior to termination.

9.       Miscellaneous

         9(a).    No Implied Waivers; Rights Cumulative

                  No failure on the part of PMC or the Recipient to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, including, without limitation, the right or power to terminate this Agreement, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

         9(b).    Notices

                  All notices, requests and other communications to PMC or the Recipient hereunder shall be in writing (including telecopy or similar electronic transmissions) and shall be personally delivered or sent by telecopy
(fax) or other electronic facsimile transmission or by registered mail, or certified mail, return receipt requested, postage prepaid, or by other form of courier requiring receipt in each case to the respective address specified below (or to such address as may be specified in writing to the other party hereto) and shall be effective upon receipt thereof:

Connaught Laboratories Limited
1755 Steeles Avenue West
Toronto, Ontario, CANADA
M2R 3T4

Attn:    Vice President and General Counsel
         Facsimile:        (416) 667-2860
with a copy to:   Senior Vice President, and General Manager,
                    Oncology Business Unit
         Facsimile:        (416) 667-2990

*** Confidential Treatment Requested

Merck KGaA
Frankfurter Strasse 250
64271 Darmstadt, GERMANY

Attn:    Dr. Dieter Orth, License Department
         Facsimile:        61 51 72 3378
with a copies to: Dr. Jurgen Uhl, Project Manager, Facsimile: 61 51 72 7580, and
                           Lothar Finke, TATONZ, Facsimile: 61 51 72 6905

ImClone Systems Incorporated
180 Varick Street
New York   NY 10014
U.S.A.

Attn:    General Counsel
         Facsimile:        (212) 645-2054

         9(c).    Successors and Assigns

                  The terms and provisions of this Agreement shall inure to the benefit of, and be binding upon, PMC, the Recipient, and their respective successors and permitted assigns as provided in this Section. PMC and Recipient shall have the right to assign or otherwise transfer any of its rights and interests, or delegate any of its obligations, to an Affiliate of such party provided that such Affiliate agrees in writing to carry out in full any obligations that are assigned to it. PMC and Recipient shall have the right to assign all of its rights and interests and delegate all of its obligations under this Agreement to any entity that is the successor in interest to the assigning party in any merger, consolidation or sale involving substantially all of the business and assets of the assigning party. Any other assignment or delegation shall only be valid and effective if the other parties have provided their respective prior express written consent. Any attempt to assign or delegate any portion of this Agreement in violation of this Section shall be null and void. Subject to the foregoing, any reference to PMC or the Recipient hereunder shall be deemed to include the successors thereto and permitted assigns thereof.

         9(d).    Force Majeure

                  No party shall be liable to the others, or be in default under the terms of this Agreement, for its failure to fulfill its obligations hereunder to the extent such failure arises for any reason or cause beyond its control including, without limitation, strikes, lockouts, labor disputes, acts of God, acts of nature, acts of governments or their agencies, fire, flood, storm, power shortages or power failure, war, sabotage, inability to supply and to obtain labor, raw materials, supplies, fuel or utilities, or inability to obtain transportation, or any other circumstance or event beyond the reasonable control of the party (each, "Force Majeure"), provided that the party relying on the provisions of this Section 9(d) shall give notice to the other parties of its inability to observe or perform the provisions of this Agreement. A party shall notify the other parties if, at any time, it encounters a production or manufacturing problem

*** Confidential Treatment Requested
which in its reasonable opinion could reasonably be expected to adversely affect its ability to supply BEC2 or BCG Material, as applicable, for the Clinical Trials. Should such production or manufacturing be so reduced, the party relying on these provisions shall have the right to allocate such supply for its own use and among its affiliates, customers and distributors, in such manner and on such basis as it may reasonably determine, without compensation or penalty to the other parties.

         9(e).    Governing Law

         This Agreement shall be governed by the laws of the Province of Ontario. The parties specifically agree that the International Sale of Goods Act does not apply hereto.

         9(f).    Entire Agreement

                  This Agreement, together with its Exhibits A, B and C, constitutes, on and as of the Effective Date hereof, the entire agreement of and among PMC, ImClone and Merck with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between or among PMC, ImClone or Merck with respect to such subject matter are hereby superseded, as of the Effective Date.

         9(g)     Relationship

                  Each of the parties is an independent contractor. No party is, and nothing in this Agreement shall constitute any party as the employer, employee, principal, agent or partner of, or joint venturer with, any other party. No party has authority to enter into any agreement on behalf of the other parties or to bind the other parties in any other manner, and no party shall act or omit to act so as to suggest that it has such authority. No party shall incur any obligations or liabilities, express or implied, by reason of, or with respect to, the actions or omissions of the other parties or of persons for whom they are responsible.

         9(h)     Counterparts

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

*** Confidential Treatment Requested

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the Effective Date.

ImClone Systems Incorporated


By: /s/ John B. Landes
    --------------------------
Name:    John B. Landes
Title: VP Business Development
        and General Counsel


Merck KGaA


By: /s/  Professor Schurr  18/8/98
    ------------------------------
Name:    Professor Schurr
Title:   Vice President Clin. R&D


By:      /s/ Dr. Dieter Orth
         ---------------------------
Name:    Dr. Dieter Orth
Title:   Head of Corporate Licensing


Connaught Laboratories Limited

By:      /s/ Dr. Pierre Meulien
         ----------------------
Name:    Dr. Pierre Meulien
Title:   Vice President
Research & Development


By:      /s/ Wm. M.M. Thoms
         -------------------
Name:    Wm. M. Thoms
Title:   VP & General Counsel

*** Confidential Treatment Requested

                Exhibit "A" (Protocols, Investigators' Brochures) to Agreement among PMC, ImClone and Merck effective as of January 1, 1997

--------------------------------------------------------------------------------



[ *** ]

*** Confidential Treatment Requested

          Exhibit "B" (Section 2(a), ImClone's labelling requirements) to Agreement among PMC, ImClone and Merck effective as of January 1, 1997

--------------------------------------------------------------------------------


                            BCG (lyophilized) 1.5 mg
                          (An Active Immunizing Agent)
                        For Intracutaneous Injection Only
                          Dose as per Clinical Protocol
                                      Lot:

                                      Exp:

                          For Investigational Use Only

                    MUST NOT BE ADMINSTERED AS A SINGLE AGENT

                       Mfg: Connaught Laboratories Limited
                             North York, ONT Canada

*** Confidential Treatment Requested

           Exhibit "C" (Section 2(a), Merck's labelling requirements) to Agreement among PMC, ImClone and Merck effective as of January 1, 1997

--------------------------------------------------------------------------------


                            BCG (lyophilized) 1.5 mg
                          (An Active Immunizing Agent)
                        For Intracutaneous Injection Only
                Use according to study protocol EORTC 08971 only

                                                                     Lot:
                                                                     Exp:

                           For Clinical Trial Use Only

                    MUST NOT BE ADMINSTERED AS A SINGLE AGENT

                       Mfg: Connaught Laboratories Limited
                             North York, ONT Canada

*** Confidential Treatment Requested